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                                                                   Exhibit 23.2

                      Consent of Independent Accountants

  We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-77021), as amended, of our report dated September 17, 1996, except as to the last paragraph of Note 1, which is as of July 8, 1999, relating to the financial statements of Cortelco Puerto Rico, Inc. which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

San Juan, Puerto Rico

July 20, 1999